   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K/A
(Amendment No. 1)
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2019

New Age Beverages Corporation
 (Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

001-38014	27-2432263
(Commission File Number)	(IRS Employer Identification No.)

2420 17th Street, Suite 220, Denver, CO 80202
(Address of principal executive offices) (Zip Code)

(303) 566-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
  ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	NBEV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

This Current Report on Form 8-K/A amends and restates the Current Report on Form 8-K filed by New Age Beverages Corporation on June 4, 2019 solely to correct a typographical error in the amount of gross revenue of Brands Within Reach, LLC.

Item 1.01 Entry into a Material Definitive Agreement.

On May 30, 2019, New Age Beverages Corporation (the “Company”) entered into an agreement and plan of merger (the “Merger Agreement”) with Brands Within Reach, LLC (“BWR”), Olivier Sonnois, as sole owner, member and manager of BWR (the “Seller”), and BWR Acquisition Corp., a newly organized wholly owned subsidiary of the Company (“Merger Sub”). For the year ended December 31, 2018 BWR had approximately $21.0 million in gross revenue on a pre-adjustment un-audited basis.

Pursuant to the Merger Agreement at Closing, BWR will become a wholly owned subsidiary of the Company.  The Seller’s membership interests in BWR will be converted into the right to receive 700,000 shares of common stock of the Company (which could be reduced based on a final working capital adjustment at Closing), and $3,000,000, consisting of a $500,000 cash payment to the Seller, and up to $2,500,000 to eliminate all BWR debt such that BWR will be cash-free and debt-free at Closing.   The Merger and the transactions contemplated thereby are subject to a number of customary closing conditions, including execution of an employment agreement between the Company and the Seller, and execution of a noncompetition agreement between the Company and the Seller.

Pursuant to the Merger Agreement, within two business days of the Closing, the Company agreed to make a demand loan to BWR of no more than $1,000,000, which BWR will use for working capital purposes. In the event the Closing of the Merger Agreement does not materialize, the loan will bear interest at the short term federal rate as May 30, 2019. The Company agreed not to demand payment of the loan until December 31, 2019 without the prior written consent of BWR. Until the loan is paid in full, BWR may not borrow funds from any other lender or obtain funds from any line of credit without the prior written consent of the Company.

Pursuant to the Merger Agreement, Seller will prepare and deliver to the Company, within 30 days of the closing date, a balance sheet of BWR as of the closing date (the “Closing Balance Sheet”) that will include a calculation of the working capital as of the closing date (the “Closing Working Capital”). If the Company disagrees with the Closing Working Capital, the Company will provide to the Seller a notice of disagreement setting forth its determination of the Closing Working Capital within 10 business days of receipt of the Closing Balance Sheet. If the Closing Working Capital that has been finally determined in accordance with the Merger Agreement is less than zero, then the parties will negotiate in good faith an adjustment to the number of shares of common stock of the Company constituting the equity portion of the Merger consideration.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 and 8.01 is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Merger Agreement (previously filed)
99.1	Press Release dated June 3, 2019 (previously filed)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW AGE BEVERAGES CORPORATION

Date: June 4, 2019	By:	/s/ Gregory A. Gould
Gregory A. Gould
Chief Financial Officer